UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2020

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(1) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 30, 2020, the Company held its Annual Meeting of Stockholders. The matters on which the stockholders voted, in person or by proxy, and the results of such voting were as follows:

1)	Election of eight directors to serve until the next annual meeting and until their successors are elected and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
John V. Arabia	202,866,181	1,141,153	152,612	6,055,208
W. Blake Baird	198,292,009	5,715,214	152,723	6,055,208
Andrew Batinovich	200,501,261	3,505,963	152,722	6,055,208
Monica Digilio	202,257,213	1,750,983	151,750	6,055,208
Thomas A. Lewis, Jr.	201,972,758	2,034,353	152,835	6,055,208
Murray J. McCabe	202,674,651	1,332,663	152,632	6,055,208
Douglas M. Pasquale	188,318,940	15,688,171	152,835	6,055,208
Keith P. Russell	196,497,900	7,509,211	152,835	6,055,208

2)	Ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes For	Votes Against	Abstentions	Broker Non-Votes
208,778,860	940,970	495,324	—

3)	Advisory resolution to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
185,855,135	18,106,126	198,685	6,055,208

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 1, 2020	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer